UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2013

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2013, SEACOR Holdings Inc. (the “Company”, “we”, “us” or “our”) executed a purchase agreement (the "Purchase Agreement") with Goldman, Sachs & Co., as representatives of the initial purchasers (collectively, the "Initial Purchasers"), under which we agreed to issue $200.0 million aggregate principal amount of our 3.00% Convertible Senior Notes due 2028 (the “notes”), plus up to an additional $30.0 million of notes if the Initial Purchasers exercised their option to purchase additional notes from us. On November 7, 2013, the Initial Purchasers exercised this option in full. We issued $230 million aggregate principal amount of notes to the Initial Purchasers on November 13, 2013. The description of the Purchase Agreement in this report is a summary only, is not necessarily complete, and is qualified by the full text of the Purchase Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Notes and the Indenture

The notes are governed by an indenture, dated as of November 13, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The description of the notes and Indenture in this report is a summary only and is qualified by the full text of the Indenture.

The notes bear interest at a rate of 3.00% per annum. Interest on the notes accrues from November 13, 2013. Interest is payable semiannually in arrears on May 15 and November 15 of each year, beginning May 15, 2014. In addition, beginning with the semi-annual interest period commencing on November 15, 2020, we will pay contingent interest on the notes at a rate of 0.45% per annum during any semiannual interest period in which the arithmetic average of the trading prices of the notes for each trading day during the 10 consecutive trading days beginning on, and including, the 12th scheduled trading day immediately preceding the first day of such semiannual period is greater than or equal to the upside trigger (as defined in the Indenture) and under certain other circumstances described in the Indenture.

The notes will mature on November 15, 2028. Holders may convert their notes at their option at any time prior to August 15, 2028 only under any of the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2014, if the last reported sale price of our common stock is greater than or equal to 130% of the applicable conversion price of the notes for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) during the five business-day period after any five consecutive trading-day period (the "Measurement Period"), in which the trading price of $1,000 principal amount of notes for each trading day in the Measurement Period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such trading day; (3) upon the occurrence of specified corporate transactions described in the Indenture; or (4) if the Company calls any notes for redemption, at any time prior to the close of business on the second business day immediately preceding the redemption date. Holders may also convert their notes at their option at any time beginning on August 15, 2028, and ending at the close of business on the second scheduled trading day immediately preceding the maturity date.

Upon conversion, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate at such time.

The initial conversion rate of the notes is 7.9362 shares of our common stock per $1,000 principal amount of notes, equivalent to an initial conversion price of approximately $126.00 per share of common stock, subject to adjustment. The conversion rate is subject to adjustment in some events as described in the Indenture but will not be adjusted for accrued and unpaid interest. In addition, following certain corporate transactions that constitute make-whole fundamental changes as contemplated in the Indenture, we will increase the conversion rate for holders who elect to convert notes in connection with such corporate transactions in certain circumstances.

The notes will not be redeemable at our option prior to November 19, 2018. On or after November 19, 2018, we may redeem for cash all or part of the notes, except for the notes that we are required to repurchase in connection with a fundamental change or on a specified purchase date. The redemption price for the notes so redeemed will equal 100% of the principal amount of such notes, plus accrued and unpaid interest, if any, to but excluding the redemption date. No sinking fund is provided for the notes and the notes will not be subject to defeasance.

If we undergo a fundamental change, the holders of the notes will have the right, at their option, to require us to purchase all or any portion of their notes for cash. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, if any, to but excluding the fundamental change purchase date. The holders of the notes will also have the right, at their option, to require us to purchase all or any portion of their notes for cash on November 19, 2020 and November 20, 2023. The specified date purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, if any, to but excluding the specified purchase date.

The Indenture contains customary events of default and covenants for offerings of this type.

The notes and shares of our common stock issuable in certain circumstances upon the conversion of the notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Initial Purchasers will sell the notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

Certain Relationships

The Trustee under the Indenture and its affiliates, as well as certain of the Initial Purchasers and their respective affiliates, have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement dated November 6, 2013 by and among SEACOR Holdings Inc. and Goldman, Sachs & Co., as representative of the Initial Purchasers named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Richard J. Ryan
Name:     Richard J. Ryan

Title:	Senior Vice President and Chief Financial Officer

Date:  November 13, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase Agreement dated November 6, 2013 by and among SEACOR Holdings Inc. and Goldman, Sachs & Co., as representative of the Initial Purchasers named in Schedule I thereto.